____________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

____________________________

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

____________________________

Maryland (State or Other Jurisdiction of Incorporation)	814-01211 (Commission File Number)	81-2621577 (IRS Employer Identification No.)

3801 PGA Blvd., Suite 603 Palm Beach Gardens, Florida (Address of Principal Executive Offices)		33410 (Zip Code)

____________________________

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market
8.75% Notes due 2028	GECCZ	Nasdaq Global Market
8.50% Notes due 2029	GECCI	Nasdaq Global Market
8.125% Notes due 2029	GECCH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 29, 2025, Great Elm Capital Corp. (the “Company”) caused (i) a notice (the “First Notice”) to be issued to the holders of its 8.75% Notes due 2028 (CUSIP No. 390320 802; NASDAQ: GECCZ) (the “Notes”) regarding the Company’s exercise of its option to redeem $30 million aggregate principal amount of the issued and outstanding Notes on September 30, 2025 (the “First Redemption Date”), pursuant to Section 1104 of the Indenture, dated as of September 18, 2017 (the “Base Indenture”), by and between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as trustee (the “Trustee”), and Section 1.01(h) of the Fifth Supplemental Indenture, dated as of August 16, 2023 (the “Fifth Supplemental Indenture”), by and between the Company and the Trustee and (ii) a notice (the “Second Notice”) to be issued to holders of the Notes regarding the Company’s exercise of its conditional option to redeem an additional $10 million aggregate principal amount of the issued and outstanding Notes on September 30, 2025 (the “Second Redemption Date”, together with the First Redemption Date, the “Redemption Dates”), pursuant to Section 1104 of the Base Indenture and Section 1.01(h) of the Fifth Supplemental Indenture. The Second Notice is subject to the condition precedent that the Company completes one or more financing transactions that generate net proceeds of at least $10 million (the “Financing Transactions”) prior to the Second Redemption Date. At the Company’s discretion, the Second Redemption Date may be delayed until such time (including more than 60 days after the date of the conditional notices to the holder of the Notes) as the Financing Transactions have been completed, or the redemption of the Notes to be redeemed pursuant to the Second Notice may not occur and the notices to the holders of such Notes may be rescinded if the Financing Transactions are not completed by the Second Redemption Date or by the date to which the Second Redemption Date is delayed. Pursuant to both the First Notice and the Second Notice, the Notes will be redeemed at 100% of their principal amount, plus accrued and unpaid interest thereon, if any, through, but excluding, the applicable Redemption Date. Interest is payable on the Notes quarterly on March 31, June 30, September 30 and December 31 of each year, and the next scheduled Interest Payment Date for the Notes is the Redemption Date. Accrued and unpaid interest on the Notes from June 30, 2025 to September 30, 2025 will be paid to the persons in whose name the Notes are registered at the close of business on September 15, 2025, which is the Regular Record Date for such interest payment. As such, the Company does not expect there to be any accrued and unpaid interest on the Notes as of September 30, 2025. If any holders purchase the Notes after September 15, 2025 and before September 30, 2025, they will not be entitled to receive any accrued and unpaid interest on the Notes unless the Notes are to be redeemed pursuant to the Second Notice and the Second Redemption Date is extended. If the Second Redemption Date is extended, the Company will pay accrued and unpaid interest thereon from September 30, 2025 through, but excluding, the Second Redemption Dated as so extended. Copies of the First Notice and the Second Notice are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Notice of Redemption to Holders of the 8.75% Notes due 2028
99.2	Conditional Notice of Redemption to Holders of the 8.75% Notes due 2028
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: August 29, 2025	By:	/s/ Keri A. Davis
	Name:	Keri A. Davis
	Title:	Chief Financial Officer